Exhibit 5.1
Troutman Sanders LLP 600 Peachtree Street NE, Suite 3000 Atlanta, GA 30308-2216 troutman.com

January 31, 2020

Franchise Group, Inc.
1716 Corporate Landing Parkway
Virginia Beach, Virginia 23454

Re:	Franchise Group, Inc. Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to Franchise Group, Inc., a Delaware corporation (the “Company”), in connection with its registration statement on Form S-3 (the “Registration Statement”) filed by the Company on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed resale of up to 21,717,898 shares (the “Securities”) of the Company’s Common Stock, par value $0.01 per share (“Common Stock”). The Securities are to be offered and sold by the selling stockholders listed in the Registration Statement (the “Selling Stockholders”) and consist of 12,284,565.33 shares of Common Stock currently owned by the Selling Stockholders (the “Owned Shares”) and 9,433,332.18 shares of Common Stock (the “Unit Shares”) that may be issued by the Company to the Selling Stockholders upon redemption of common units (the “New Holdco Units”) of Franchise Group New Holdco, LLC (“New Holdco”) and shares of the Company’s Voting Non-Economic Preferred Stock pursuant to the First Amended and Restated Limited Liability Company Agreement of New Holdco (the “New Holdco LLC Agreement”) and the Certificate of Designation for the Voting Non-Economic Preferred Stock (as amended and together with any certificate of increase adopted or approved in respect thereof, the “Certificate of Designation”).
For purposes of the opinions we express below, we have examined the originals or copies, certified or otherwise identified, of (i) the certificate of incorporation and bylaws of the Company, each as amended and/or restated to date (the “Charter Documents”); (ii) the Registration Statement and all exhibits thereto, (iii) resolutions of the Board of Directors of the Company with respect to the Registration Statement and the offering and sale of the Securities, (iv) the specimen Common Stock certificate of the Company, (v) the New Holdco LLC Agreement, (vi) the Certificate of Designation, (vii) certain corporate records of the Company, including minute books of the Company, certificates of public officials, and of representatives of the Company, and (viii) certain statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.
In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed is true and correct, (ii) all signatures on all documents examined are genuine and provided by natural persons with legal capacity and authority to execute such documents, (iii) all documents submitted as originals are authentic and all documents submitted as copies conform to the originals of those documents, (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will not have been terminated or rescinded, and (v) the Securities will be sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and any applicable prospectus supplement or term sheet.
We have also assumed that (i) the Company will continue to be validly existing and in good standing under the laws of Delaware, and will have all requisite power and authority to enable it to execute, deliver, and perform its obligations under the Securities and the related documents, (ii) such execution, delivery, and performance thereof (including the documents establishing them) will not, violate, conflict with, or

Exhibit 5.1
Troutman Sanders LLP 600 Peachtree Street NE, Suite 3000 Atlanta, GA 30308-2216 troutman.com constitute a default under any applicable laws, rules or regulations to which the Company is subject, and (iii) such execution, delivery, and performance do not and will not constitute a breach, conflict, default, or violation of (a) the Company’s Charter Documents, or any agreement or other instrument to which the Company or its properties are subject, (b) any judicial or regulatory order or decree of any governmental authority, or (c) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.
We are, in this opinion, opining only on the General Corporation Law of the State of Delaware. We are not opining as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to matters of municipal law or the laws of any local agencies within any states (including “blue sky” or other state securities laws).
The opinions herein below are subject to, and qualified and limited by the effects of: (i) bankruptcy, fraudulent conveyance or fraudulent transfer, insolvency, reorganization, moratorium, liquidation, conservatorship and similar laws, and limitations imposed under judicial decisions related to or affecting creditors’ rights and remedies generally, (ii) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law, and principles limiting the availability of the remedy of specific performance, (iii) concepts of good faith, fair dealing and reasonableness, and (iv) the possible unenforceability under certain circumstances of provisions providing for indemnification or contribution that is contrary to public policy. We also express no opinion concerning the enforceability of the waiver of rights or defenses contained in the documents establishing the Securities.
Based upon and subject to the foregoing, we are of the opinion that (i) the Owned Shares have been duly authorized and are validly issued, fully paid and nonassessable and (ii) when the Unit Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the Selling Stockholders, and have been issued by the Company against the consideration therefor contemplated by the New Holdco LLC Agreement, as applicable, the Unit Shares will be duly authorized, validly issued, fully paid, and non-assessable.
This opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.
Please note that we are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and, following the effective date of the Registration Statement, we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus and any Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
Very truly yours,
/s/ Troutman Sanders LLP